UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2008

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On February 13, 2008 Opexa Therapeutics, Inc. (the "Company") entered into an Underwriting Agreement with MDB Capital Group LLC, for itself and as representative of the several underwriters, relating to the public offering of 3,500,000 shares of the Company’s common stock and 3,500,000 Series E warrants, each warrant to purchase one share of common stock at an exercise price of $2.00 per share. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock and 525,000 warrants to cover over-allotments. The closing for the sale of shares of common stock and warrants took place on February 19, 2008. The underwriters exercised their over-allotment option as to the warrants only, and the Company sold an aggregate of 3,500,000 shares and 4,025,000 warrants.

On February 19, 2008, the Company issued a press release announcing the closing of the public offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPEXA THERAPEUTICS, INC.

		By:	/s/ David B. McWilliams
David B. McWilliams
President and Chief Executive Officer

DATE:	February 19, 2008